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                                                                  EXHIBIT (J)(7)


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 57 to the Registration Statement (1933 Act File No. 2-27962) on Form N-1A of Eaton Vance Special Investment Trust of our reports each dated
February 11, 2000 of South Asia Portfolio and Eaton Vance Greater India Fund included in the December 31, 1999 Annual Report to Shareholders of Eaton Vance Greater India Fund.

     We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
April 24, 2000
Boston, Massachusetts